                                                                    EXHIBIT 3.23

                                                         State of Delaware
                                                        Secretary of State
                                                     Division of Corporations
                                                   Delivered 09:24 AM 07/24/2003
                                                     FILED 08:53 AM 07/24/2003
                                                   SRV 030483576 - 3282589 FILE

                            CERTIFICATE OF AMENDMENT

                                       TO

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                            CHANNEL ENERGY CENTER, LP

         It is hereby certified that:

                  FIRST: The name of the limited partnership is:

                           CHANNEL ENERGY CENTER, LP.

                  SECOND: Pursuant to the provisions of Section 17-202, Title 6, Delaware Code, the amendment to the Certificate of Limited Partnership effected by this Certificate of Amendment is to change the address of the registered office of the partnership in the State of Delaware to 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, and to change the name of the registered agent of the partnership in the State of Delaware at the said address to Corporation Service Company.

                  The undersigned, a general partner of the partnership, executes this Certificate of Amendment on July 23, 2003.

                                       /s/ Lisa M. Bodensteiner
                                       -----------------------------------------
                                       Name: Lisa M. Bodensteiner
                                       Capacity: Authorized Person
                                       On Behalf of: Calpine Channel Energy
                                                     Center GP, LLC,
                                                     General Partner